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Ernst & Young LLP letterhead



The Board of Directors
Farm Bureau Life Insurance Company

We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our report dated February 16, 1998 with respect to Farm Bureau Life Insurance Company, in the Registration Statement under the Securities Act of 1933 (Form S-6 No. 333-45805) and related Prospectus of Farm Bureau Life Variable Account II.

Sincerely,

/s/ Ernst & Young LLP


Des Moines, Iowa
September 30, 1998